STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made as of April 8, 2002 by and between GolfGear International, Inc., a Nevada corporation (the "Company") and Wyngate Limited, a Jersey Limited Company ("Purchaser"). The Company and Purchaser are sometimes hereinafter referred to individually as "party" and collectively as "parties".

     Recitals

     A. The Company designs, develops and markets innovative premium golf clubs.

     B. Purchaser is an "accredited" investor as that term is defined under Rule 501 of Regulation D of the Securities Act of 1933.

     C. Purchaser executed that certain Binding Subscription Letter Agreement dated March 7, 2002 and executed by the Company on March 23, 2002 setting forth the terms and conditions under which Purchaser would purchase common stock of the Company and assist the Company with future funding ("Subscription Agreement"). The Subscription Agreement is attached hereto as Exhibit "A" and by this reference made a part hereof.

     D. The Company has approved the sale and issuance of common stock of the Company to Purchaser.

     E. The Purchaser has had an opportunity to analyze an investment in the Company and the purchase of the Company's common stock.

     F. Based on Purchaser's review of the Company, Purchaser desires to purchase fifteen million (15,000,000) shares of common stock ("Stock") in the Company and the Company desires to sell and issue fifteen million (15,000,000) shares of Stock to Purchaser on the terms and conditions set forth in this Agreement.

                              Operative Provisions


     The parties hereby agree as follows:

     1.   Purchase  and  Sale  of  Stock.
          -------------------------------

          1.1  Sale  and  Issuance  of  Stock.  Subject  to  the  terms  and
               -------------------------------
conditions of this Agreement, Purchaser agrees to purchase at the Closing, defined below, and the Company agrees to sell and issue to Purchaser at the Closing fifteen million (15,000,000) shares of Stock at a price of Seven and One-Half Cents ($0.075) per share for the aggregate purchase price of One Million One Hundred Twenty-Five Thousand Dollars ($1,125,000.00) ("Purchase
Price")  payable  at  the  Closing  as  follows:


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               (a)     Two Hundred Thousand Twenty-Five Dollars ($200,025.00) in
immediately  available  funds;  and

               (b)     A  promissory  note  in the principal sum of Nine Hundred
Twenty-Four Thousand Nine Hundred Seventy-Five Dollars ($924,975.00) ("Promissory Note") in substantially the form attached hereto as Exhibit "B" and by this reference made a part hereof. The Promissory Note shall bear interest per annum at the Federal Short Term Rate under Section 1274(d) of the Internal Revenue Code and shall be secured by twelve million three hundred thirty-three thousand (12,333,000) shares of the Stock pursuant to a Stock Pledge Agreement in substantially the form attached hereto as Exhibit "C" and by this reference made a part hereto ("Pledge Agreement"). Principal and interest accrued thereon under the Promissory Note shall be due and payable eighteen (18) months from the date of the Promissory Note.

          1.2  Closing;  Delivery.
               -------------------
               (a) The purchase and sale of the Stock shall take place at the offices of Varner, Saleson & Brandt LLP, 3750 University Avenue, Suite 610, Riverside, California, concurrently with the execution of this Agreement (the "Closing").

               (b) Purchaser shall deliver the Purchase Price, the Promissory Note and the Pledge Agreement at the Closing.

               (c) At the Closing, the Company shall deliver to Purchaser two (2) certificates representing the Stock; one (1) certificate representing two million six hundred seventy-seven thousand (2,677,000) shares and one (1) certificate representing twelve million three hundred thirty-three thousand (12,333,000) shares.

     2.   Representations,  Warranties  and  Covenants  of  the  Company.  The
          ---------------------------------------------------------------
Company  hereby  represents,  warrants  and  covenants  to  Purchaser  that:

          2.1  Organization,  Good  Standing  and  Qualification. The Company is
               --------------------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified to do business in the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

          2.2  Capitalization.  The  authorized  capital  of  the Company at the
               ---------------
Closing  will  be  as  follows:

               (a) Three million (3,000,000) shares of Series A Preferred Stock with rights, privileges and preferences as stated in the Certificate of Determination of the Company dated October 20, 1999 of which two hundred forty-five thousand thirty (245,030) are issued and outstanding, which are in the process of being converted into shares of common stock. The Company shall not issue any additional Series A Preferred Stock.


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               (b)     Fifty  million  (50,000,000)  shares  of Common Stock, of
which fifteen million five hundred thirty-nine thousand one hundred fifty-four (15,539,154) shares are issued and outstanding as of March 31, 2002 excluding shares of common stock issuable to the holders of the Company's preferred shares.

          2.3  Authorization.  All  corporate  action  on  the  part  of  the
               --------------
Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock has been taken or will be taken prior to the Closing, and the Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2.4  Valid  Issuance  of  Securities.  The  Stock,  when  issued, sold
               --------------------------------
and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

          2.5  Governmental  Consents.  No  consent,  approval,  order  or
               -----------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to the California Corporations Code and the Securities Act of 1933.

          2.6  Litigation.  There  is  no  action,  suit,  proceeding  or
               -----------
investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby. The Company has disclosed to Purchaser that it is in litigation with M.C. Corporation concerning a claim by M.C. Corporation that it is entitled to additional shares of the Company's common stock. The Company is not presently defending and is not aware of any other threatened, material litigation involving the Company.

          2.7  Intellectual  Property.  The  Company  has  received  valid  and
               -----------------------
active registration statements in its name for all trademarks, service marks, patents and other intellectual property and has good and marketable title to its intellectual property listed on Exhibit "D" attached hereto and by this reference made a part hereof, free and clear of restrictions, liens, pledges, charges, encumbrances, equities and claims of any nature whatsoever.

          2.8  No  Default.  The  Company  is  not in default under any material
               ------------
agreement entered into by the Company and is not aware of any default or potential or threatened default by any third parties under any such agreements.

          2.9  Payment  of  Taxes.  The  Company  has  paid  current  all
               -------------------
outstanding taxes owed to any governmental authority including but not limited to state and federal income taxes, payroll taxes, property taxes, sales tax, and has not received any notices declaring any delinquency in the payment of taxes.


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         2.10  Environmental  Laws.  The  Company  has  complied  with  all
               --------------------
environmental laws with respect to it and its operations and has not received nor does it have any reason to believe that it will receive any notices of violation regarding any environmental laws relating to the Company or its operations.

         2.11  Disclosure.  The  Company  has  provided  Purchaser  all  the
               -----------
information which Purchaser has requested for deciding whether to acquire the Stock and all information which the Company believes is reasonably necessary to enable Purchaser to make such a decision including, but not limited to all intellectual property information, including patents and trademarks, all litigation, all material agreements, all charter documents and books and records of the Company. No representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent any such information was prepared by management of the Company, any financial and other projections contained therein were prepared in good faith using reasonable assumptions; however, the Company does not warrant that it will achieve such projections.

     3.   Representations  and  Warranties  of  Purchaser.  Purchaser  hereby
          ------------------------------------------------
represents  and  warrants  to  the  Company  that:

          3.1  Purchase  Entirely  for  Own Account. This Agreement is made with
               -------------------------------------
Purchaser in reliance upon Purchaser's representation to the Company that the Stock to be acquired by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock. Purchaser represents that it has full power and authority to enter into this Agreement.

          3.2  Investment  Representation.
               ---------------------------

               (a) Purchaser is aware of and familiar with the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach a knowledgeable and informed decision to acquire the Stock.

               (b) Purchaser has consulted with such professional advisors, if any, as Purchaser has seen fit in connection with this investment.

               (c) Purchaser, and Purchaser's advisors, if any, have such knowledgeable and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Stock.

               (d) Purchaser understands that an investment in the Company is speculative, that any possible profits therefrom are uncertain, and that Purchaser must bear the economic risks of


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
the investment in the Company for an indefinite period of time. Purchaser is able to bear these economic risks and to hold the Stock for an indefinite period.

               (e) Purchaser and Purchaser's advisors, if any, have received all information and data with respect to the Company that Purchaser or Purchaser's advisors have requested and have deemed relevant in connection with an evaluation of the merits and risks of this investment in the Company, and do not desire any further information or data with respect to the Company that Purchaser or Purchaser's advisors have requested and have deemed relevant in connection with an evaluation of the merits and risks of this investment or data with respect to the Company prior to the purchase of the Stock.

               (f) Purchaser is a bona fide resident and domiciliary, not a temporary transient resident, of the State of California, Purchaser's principal place of residence is in California, and Purchaser does not have any present intention of moving Purchaser's principal residence from California.

               (g) Purchaser understands and agrees that (i) the stock records of the Company will be noted with respect to such restrictions, and (ii) the Company will not be under any obligation to register the Stock or to comply with any exemption available for sale of the Stock without registration.

               (h) Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D of the Securities Act of 1933.

               (i) Purchaser understands that the Stock will be issued under Rule 144 of the Securities Act of 1933 which provided certain limitations on resale of the Stock. Purchaser understands that in the event the Company registers its restricted common stock, Purchaser shall have piggyback registration rights at no cost to Purchaser.

     4.   Conditions  of  Purchaser's  Obligations  at  Closing. The obligations
          ------------------------------------------------------
of Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          4.1  Representations  and  Warranties.  The  representations  and
               ---------------------------------
warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          4.2  Performance.  The  Company  shall  have  performed  and  complied
               ------------
with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3  Qualifications.  All  authorizations,  approvals  or  permits, if
               ---------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.


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     5.   Conditions  of  the  Company's Obligations at Closing. The obligations
          ------------------------------------------------------
of the Company to Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          5.1  Representations  and  Warranties.  The  representations  and
               ---------------------------------
warranties of Purchaser contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2  Performance.  All  covenants,  agreements  and  conditions
               ------------
contained in this Agreement to be performed by Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

          5.3  Qualifications.  All  authorizations,  approvals  or  permits, if
               ---------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

     6.   Miscellaneous.
          --------------

          6.1  Survival  of  Warranties.  Unless  otherwise  set  forth  in this
               -------------------------
Agreement, the warranties, representations and covenants of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          6.2  Transfer;  Successors  and  Assigns.  The terms and conditions of
               ------------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3  Governing  Law.  This  Agreement  and  all  acts and transactions
               ---------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          6.4  Counterparts.  This  Agreement  and  any  modifications,
               -------------
amendments or supplements thereto may be executed in several counterparts, and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart. The parties may also deliver executed copies of this Agreement to each other by facsimile, which facsimile signatures shall be binding. Any facsimile delivery of signatures shall be followed by the delivery of executed originals.

          6.5  Titles  and  Subtitles.  The  titles  and  subtitles used in this
               -----------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6  Notices.  Any  notice  required  or  permitted  by this Agreement
               --------
shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or


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sent  by telegram or fax, or forty-eight (48) hours after being deposited in the
U. S. mail as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below, or as subsequently modified by written notice.

          6.7  Finder's  Fee.  Each  party  represents  that  it  neither is nor
               --------------
will be obligated for any finder's fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8  Expenses.  Except  as  indicated  in  the  Subscription Agreement
               ---------
each party to this Agreement shall pay its own expenses incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, irrespective of whether such transactions are consummated.

          6.9  Attorneys'  Fees.  If  any  action at law or in equity (including
               ----------------
arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         6.10  Severability.  If  one  or  more  provisions  of  this  Agreement
               -------------
are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

         6.11  Delays  or  Omissions.  No  delay  or  omission  to  exercise any
               ----------------------
right, power or remedy accruing to any holder of any of the Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         6.12  Entire  Agreement.  This  Agreement,  the  Subscription
               ------------------
Agreement, the Promissory Note and the Pledge Agreement constitute the entire agreement between the parties hereto


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
pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

         6.13  Confidentiality.  Each  party  (the  "receiving  party")  hereto
               ----------------
agrees that, except with the prior written permission of the other party (the "disclosing party"), the receiving party shall at all times keep confidential and not divulge, furnish or make accessible to anyone (other than its attorneys, accountants and advisors) any confidential information, knowledge or data concerning or relating to the business or financial affairs of the disclosing party to which such receiving party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. The provisions of this Section 6.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. This obligation shall not apply to any information, knowledge or data:
(a) which is generally known to the public or in the relevant trade or industry, or (b) which becomes generally known to the public or in the relevant trade or industry through no fault of the receiving party, or (c) which is known to the receiving party prior to disclosure from the disclosing party, or (d) which is lawfully disclosed by a third party to the receiving party without any obligation of confidentiality on the receiving party, or (e) which is independently created by the receiving party, or (f) which is required by order of a court, agency or governmental entity or by law or regulation to be disclosed.

         6.14  Incorporation  of  Recitals  and  Exhibits.  The  Recitals  set
               -------------------------------------------
forth above and the Exhibits attached hereto are incorporated as though fully set forth herein.

     The parties have executed this Agreement as of the date first written above.

                                    COMPANY:

                                    GolfGear International, Inc.,
                                    a Nevada corporation


                                    By:
                                        ----------------------------------------
                                          Donald A. Anderson
                                          Its:  President/Chairman


                                    PURCHASER:

                                    Wyngate Limited,
                                    a Jersey Limited Company


                                    By:
                                        ----------------------------------------
                                          Peter H. Pocklington
                                          Its:  President


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